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                         EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at September 30, 1996      Filed
             (Unaudited, subject to adjustment)       herewith

   B1        Statement of Income and Accumulated Deficit   Filed
             For the Quarter ended September 30, 1996 herewith
             (Unaudited, Subject to Adjustment)

   C1        Statement of Cash Flows                  Filed
             For the Quarter Ended September 30, 1996 herewith
             (Unaudited, Subject to Adjustment)


   B2        Statement of Income and Accumulated Deficit   Filed
             For the Twelve Months ended September 30, 1996     herewith
             (Unaudited, Subject to Adjustment)

   C2        Statement of Cash Flows                  Filed
             For the Twelve Months September 30, 1996 herewith
             (Unaudited, Subject to Adjustment)